CERTIFICATE OF AMENDMENT OF ARTICLE OF INCORPORATION
             (Before Payment of Capital of Issuance of Stock)


     James E. Beecham              and
---------------------------------     ----------------------------------
name of incorporator or director      name of incorporator or director

certify that:

     1.   They constitute at least two-thirds of the original incorporators
or of the directors of        Anonymous Data, Inc.     , a Nevada
corporation.

     2.   The original Articles were filed in the Office of the Secretary
of State on    November 13          1996:

     3. As of the date of this certificate, no stock of the corporation has been issued.

     4. They hereby adopt the following amendments to the articles of incorporation of this corporation.

     Articles  1     is amended to read as follows:



     The name of this corporation shall be and is Anonymous Data
     Corporation


                                   /s/ James E. Beecham
                                      ---------------------------
                                        Signature


                                        Signature

     State of  Nevada    )
                         )
     County of Clark     )

          On   March 20, 1997      , personally appeared before me a Notary
     Public,   James E. Beecham         , who acknowledged that they
     executed the above instrument.

                                        Barbara Ponce
                                        ----------------------------
                                        Signature of Notary